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                                                                    EXHIBIT 99.2

FOR IMMEDIATE RELEASE

Xircom Reports First-Quarter 1997 Results
Company Also Announces $52 Million Equity Position By Intel

THOUSAND OAKS, Calif., January 16, 1997 -- Xircom, Inc. (Nasdaq: XIRC) today reported that net sales for the first quarter of fiscal 1997 ended December 31, 1996, increased 65 percent to $62.3 million, compared with $37.7 million for the prior year period. Net income was $4.5 million, or $.22 per share, compared with a net loss of $760,000, or $.04 per share for the prior year period.

         Net sales of PC Card products grew to $56.3 million, an increase of 67 percent over the first quarter of fiscal 1996 and a 15 percent increase over the fourth quarter of fiscal 1996. Net sales for Netaccess, Inc., the Company's remote access subsidiary, were $6.0 million, an increase of 54 percent over the first quarter of fiscal 1996 and a 33 percent decrease compared to the fourth quarter of fiscal 1996.

         "Our continuing strategy is to focus the Xircom brand on its core PC Card business. This strategy has had a very favorable impact on our bottom line and has established Xircom as a leader in the markets we serve. We intend to pursue this focus to take advantage of the opportunities that exist in this growing marketplace," said Dirk I. Gates, chairman, president and chief executive officer.

         To that end, earlier today the Company also announced a strategic alliance with Intel Corporation. The alliance consists of a $52 million equity investment in the Company by Intel, and a three-year technology and multi-million dollar OEM agreement.




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                              Xircom Reports First-Quarter 1997 Results - Page 2

Xircom Corporate Background. Founded in 1988, Xircom is the leading manufacturer of PC Card communications products for connecting mobile and remote portable computer users to corporate networks, the Internet, and other online services from a wide variety of locations. World Wide Web: http://www.xircom.com

                             #          #         #

For more information contact:

Kristi Cushing, Investor Relations           Rochelle Puccia, Public Relations
(805) 376-6968                               (805) 376-6929
kcushing@xircom.com                          rpuccia@xircom.com
http://www.xircom.com                        http://www.xircom.com


Xircom is a registered trademark and Netaccess is a trademark of Xircom, Inc. Other company or product names have been used for identification purposes only and may be trademarks of their respective companies.

Xircom is headquartered in Thousand Oaks, Calif., and has regional offices in Salem, N.H.; Antwerp, Belgium; and Singapore. Sales: (800) 438- 4526.
Telephone: (805) 376-9300.  Fax: (805) 376-9311.


Notice to Readers. This news release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties which could cause actual results to differ materially and include, but are not limited to, growth in the PC Card and remote access markets, and quantity commitments under the Intel OEM arrangement. Other additional risks are described in the company's SEC report on Form 10-K for the fiscal year ended September 30, 1996. Investor information may be found on Xircom's web site at www.xircom.com or on the SEC's EDGAR electronic filing database.




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                              Xircom Reports First Quarter 1997 Results - Page 3

                                  Xircom, Inc.

          Condensed Consolidated Statements of Operations (Unaudited)
                  (In thousands, except per share information)

                                                            Three months ended
                                                                December 31
                                                          1996               1995
                                                          ----               ----
Net sales                                              $62,311             $ 37,698
Cost of sales                                           38,633               23,944
                                                       -------             --------
Gross profit                                            23,678               13,754

Operating expenses:
     Research and development                            3,785                3,007
     Sales and marketing                                11,126                9,121
     General and administrative                          2,450                2,365
                                                       -------             --------
          Total operating expenses                      17,361               14,493
                                                       -------             --------
Operating income (loss)                                  6,317                (739)
Other income (expense), net                                 50                (283)
                                                       -------             -------
Income (loss) before income taxes                        6,367              (1,022)
Income tax provision (benefit)                           1,910                (262)
                                                       -------             -------
Net income (loss)                                      $ 4,457             $  (760)
                                                       =======             =======

Weighted average shares outstanding                     20,662              18,989

Net income (loss) per share                            $   .22             $  (.04)

----------------------------------------------------------------------------------

Net sales                                               100.0%              100.0%

Gross profit                                             38.0%               36.5%

Research and development                                  6.1%                8.0%
Sales and marketing                                      17.9%               24.2%
General and administrative                                3.9%                6.3%
                                                       -------             -------
                                                         27.9%               38.5%
Operating income (loss)                                  10.1%               (2.0%)
Income tax rate                                          30.0%               25.6%

Net income (loss)                                         7.2%               (2.0%)





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                              Xircom Reports First Quarter 1997 Results - Page 4

                                  Xircom, Inc.

                     Condensed Consolidated Balance Sheets
                                 (In thousands)

                                                      (Unaudited)
                                                   December 31, 1996          September 30, 1996
                                                   -----------------          ------------------
Current assets:
  Cash and cash equivalents                                 $ 24,286                   $  21,504
  Accounts receivable                                         45,124                      32,169
  Income tax receivable                                        2,652                       2,652
  Inventories                                                 20,086                      17,277
  Deferred income taxes                                        7,048                       7,048
  Other current assets                                         4,124                       3,424
                                                            --------                    --------
Total current assets                                         103,320                      84,074
Equipment and improvements, net                               20,837                      19,928
Other assets                                                   4,383                       4,795
                                                            --------                    --------
Total assets                                                $128,540                    $108,797
                                                            ========                    ========


Current liabilities:
  Notes payable to bank                                     $  8,744                    $  5,100
  Accounts payable                                            19,235                      12,613
  Accrued liabilities                                         20,356                      20,362
  Current portion of long-term obligations                     1,779                       1,456
  Accrued income taxes                                         1,865                       1,066
                                                            --------                    --------
Total current liabilities                                     51,979                      40,597
Long-term obligations                                          2,175                       1,860
Deferred income taxes                                            737                         737

Shareholders' equity:
  Common stock                                                    20                          20
  Paid-in capital                                             86,810                      83,221
  Retained earnings (accumulated deficit)                    (13,181)                    (17,638)
                                                            --------                    --------
Total shareholders' equity                                    73,649                      65,603
                                                            --------                    --------
Total liabilities and shareholders' equity                  $128,540                    $108,797
                                                            ========                    ========





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